Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-195076 on Form N-2 of our report dated June 23, 2014, relating to the statement of assets and liabilities of Tekla Healthcare Opportunities Fund as of June 2, 2014, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is a part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 23, 2014